Bowlero Announces Fourth Quarter and Full Year Results for Fiscal Year 2023

Record Full Year 2023 with $1,059 million of Revenue. 16.1% Revenue Growth over FY22 and 57.5% Revenue Growth over FY19

RICHMOND, Va. September 11, 2023 – Bowlero Corp. (NYSE: BOWL) (“Bowlero” or the “Company”), the world’s largest owner and operator of bowling centers, today provided financial results for the fourth quarter and the full 2023 Fiscal Year, which ended on July 2, 2023. Fourth quarter 2022 and Fiscal Year 2022 had an extra week of results compared to Fourth quarter 2023 and Fiscal Year 2023.

Fourth Quarter Highlights:
•Revenue was $239.4 million, down $28.3 million or (10.6)% from $267.7 million in the prior year, in which out-of-period Service Revenue and the 53rd week & related calendar shift totaled $29.7 million. Revenue was up 54.0% versus Fourth quarter Fiscal Year 2019
•Total Bowling Center Revenue grew $5.4 million or 2.4% versus prior year and 54.1% versus Fourth quarter Fiscal Year 2019
•Normalized Calendar Same Store Revenue decline of (2.6)% versus prior year and growth of 29.3% versus Fourth quarter Fiscal Year 2019
•Net income of $146.2 million
•Adjusted EBITDA of $64.5 million
•Total centers in operation as of July 2, 2023 were 328

Fiscal Year 2023 Highlights:
•Revenue was $1,058.8 million, up $147.1 million or 16.1% versus $911.7 million in the prior year, which included revenue from the 53rd week & related calendar shift totaling $20.7 million. Revenue was up 57.5% versus Fiscal Year 2019
•Total Bowling Center Revenue grew $165.2 million or 19.4% versus prior year and 57.8% versus Fiscal Year 2019
•Normalized Calendar Same Store Revenue growth of 12.8% versus prior year and 31.9% versus Fiscal Year 2019
•Net income of $82.0 million
•Adjusted EBITDA of $354.3 million
•16 new centers added to the portfolio

"We finished Fiscal Year 2023 with 16% growth over Fiscal Year 2022 and 58% over Fiscal Year 2019. The same-store comp against a strong fourth quarter in Fiscal 2022 was down low-single digits in one of our seasonally smallest quarters. While April began with a decline versus the prior year, we saw an improving trend over the course of the quarter in conjunction with innovating our offerings to encourage more retail spend in our centers. We are in the early stages of pioneering new ways to increase wallet share from our vast customer base, and these changes are resonating with our guests,” said Tom Shannon, Founder, Chief Executive Officer and President. "The capital deployment opportunities are significant. Fiscal Year 2024 will be an investment year to drive top and bottom line growth. We remain confident in the upcoming fiscal year in which we have several exciting initiatives underway, including the acquisition of Lucky Strike, a robust M&A pipeline, new build activity in marquee markets, accelerated center conversions, and the continued rollout of initiatives to enhance the customer experience and increase wallet share. Additionally, as we anniversary the second year of our go-public transaction and 27th since our first center acquisition, we are excited to provide Fiscal Year 2024 guidance.”

Remediation of Material Weaknesses
In our Fiscal Year 2022 Form 10-K, material weaknesses were identified in controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, related to certain financial reporting processes. Throughout fiscal year 2023, management implemented measures designed to remediate the identified material weaknesses. Management has determined that the material weaknesses identified in the prior year have been remediated as of July 2, 2023.

Share Repurchase Program
During the quarter, the Company repurchased 6.4 million shares of Class A common stock at an average price of $12.64, bringing the total shares acquired under the program to 11.3 million and the average purchase price to $11.90. Pro forma for additional Class A common stock repurchased subsequent to quarter end, the total Class A and Class B shares outstanding as of August 30, 2023 are 160.2 million. On September 6, 2023, the Board authorized an increase to the share repurchase program to $200 million.

Fiscal Year 2024 Guidance
Today, the Company provided financial guidance for fiscal year 2024. We expect Revenue to be up 10% to 15% excluding the $21 million of Service Revenue, which equates to $1.14 billion to $1.19 billion of Revenue. Adjusted EBITDA margin is expected to be 32% to 34%, which equates to Adjusted EBITDA of $365 million to $405 million. We expect to heavily reinvest in the business in fiscal year 2024, with more than $160 million allocated to acquisitions, $40 million to new builds, and $75 million to conversions.

Investor Webcast Information
Listeners may access an investor webcast hosted by Bowlero. The webcast and results presentation will be accessible at 10:00 AM ET on September 11, 2023 in the Events & Presentations section of the Bowlero Investor Relations website at https://ir.bowlerocorp.com/overview/default.aspx.

About Bowlero Corp.
Bowlero Corp. is the worldwide leader in bowling entertainment. With 328 bowling centers across North America, Bowlero Corp. serves nearly 30 million guests each year through a family of brands that includes Bowlero and AMF. Bowlero Corp. is also home to the Professional Bowlers Association, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp., please visit BowleroCorp.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions and uncertainties, such as statements of our plans, objectives, expectations, intentions and forecasts. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," “confident,” “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "plan," “possible,” "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our centers; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; the cost and availability of commodities and other products we need to operate our business; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as COVID-19 pandemic, or natural catastrophes and accidents; changes in the regulatory atmosphere and related private sector initiatives; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on September 11, 2023, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Total Bowling Center Revenue, Normalized Calendar Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance or liquidity measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

Total Bowling Center Revenue represents Total Revenue less Non-Center Related Revenue, Revenue from Closed Centers (as defined below), Service Revenue, and Revenue from the 53rd Week and associated Calendar Shift, if applicable. Normalized Calendar Same Store Revenue represents Total Revenue less Non-Center Related Revenue, Revenue from Closed Centers, Service Revenue, Revenue from the 53rd Week and associated Calendar Shift, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest, Income Taxes, Depreciation and Amortization, Share-based Compensation, EBITDA from Closed Centers, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts and warrants and settlement costs, and other.

The Company considers Total Bowling Center Revenue as an important financial measure because it provides a financial measure of revenue directly associated with bowling center operations. The Company also considers Normalized Calendar Same Store Revenue as an important financial measure because it provides comparable revenue for centers open for the entire duration of both the current and comparable measurement periods, and removes the impact of the 53rd week and associated calendar shift that are non-recurring in nature.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:

•do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;
•do not reflect changes in our working capital needs;
•do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;

•do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;
•do not reflect non-cash equity compensation, which will remain a key element of our overall equity based compensation package; and
•do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

GAAP Financial Information

Bowlero Corp.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	July 2, 2023	July 3, 2022
Assets
Current assets:
Cash and cash equivalents	$195,633	$132,236
Accounts and notes receivable, net of allowance for doubtful accounts of $551 and $504, respectively	3,092	5,227
Inventories, net	11,470	10,310
Prepaid expenses and other current assets	18,395	12,732
Assets held-for-sale	2,069	8,789
Total current assets	230,659	169,294

Property and equipment, net	697,850	534,721
Internal use software, net	17,914	11,423
Property and equipment under capital leases, net	—	262,703
Operating lease right of use assets, net	449,085	—
Finance lease right of use assets, net	515,339	—
Intangible assets, net	90,986	92,593
Goodwill	753,538	742,669
Deferred income tax asset	73,807	—
Other assets	12,096	41,022
Total assets	$2,841,274	$1,854,425

Liabilities, Temporary Equity and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$121,226	$101,071
Current maturities of long-term debt	9,338	4,966
Current obligations of operating lease liabilities	23,866	—
Other current liabilities	14,281	13,123
Total current liabilities	168,711	119,160

Long-term debt, net	1,138,687	865,090
Long-term obligations under capital leases	—	397,603
Long-term obligations of operating lease liabilities	431,295	—
Long-term obligations of financing lease liabilities	652,450	—
Earnout liability	112,041	210,952
Other long-term liabilities	34,380	54,418
Deferred income tax liabilities	4,160	14,882
Total liabilities	2,541,724	1,662,105

Commitments and Contingencies

	July 2, 2023	July 3, 2022
Temporary Equity
Series A preferred stock	$144,329	$206,002

Stockholders’ Equity (Deficit)
Class A common stock	11	11
Class B common stock	6	6
Additional paid-in capital	506,112	335,015
Treasury stock, at cost	(135,401)	(34,557)
Accumulated deficit	(219,659)	(312,851)
Accumulated other comprehensive income (loss)	4,152	(1,306)
Total stockholders’ equity (deficit)	155,221	(13,682)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$2,841,274	$1,854,425

Bowlero Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Revenues	$239,420	$267,717	$1,058,790	$911,705
Costs of revenues	182,172	185,229	716,384	609,971
Gross profit	57,248	82,488	342,406	301,734

Operating (income) expenses:
Selling, general and administrative expenses	35,082	35,689	137,919	180,702
Asset impairment	1,028	1,548	1,601	1,548
Gain on sale of assets	(70)	(2,354)	(2,240)	(4,109)
Other operating expense	1,701	1,260	4,326	6,968
Total operating expense	37,741	36,143	141,606	185,109

Operating profit	19,507	46,345	200,800	116,625

Other expenses (income):
Interest expense, net	30,785	25,359	110,851	94,460
Change in fair value of earnout liability	(73,406)	2,564	85,352	25,800
Change in fair value of warrant liability	—	6,092	—	26,840
Other expense	1,436	(12)	6,792	149
Total other (income) expense	(41,185)	34,003	202,995	147,249

Income (loss) before income tax benefit	60,692	12,342	(2,195)	(30,624)

Income tax (benefit) Expense	(85,528)	5,399	(84,243)	(690)
Net income (loss)	$146,220	$6,943	$82,048	$(29,934)

Bowlero Corp.
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net cash provided by operating activities	$8,985	$34,809	$217,787	$177,670
Net cash used in investing activities	(65,269)	(41,601)	(253,218)	(220,345)
Net cash provided by (used in) financing activities	90,993	(33,888)	98,957	(12,136)
Effect of exchange rate changes on cash	(120)	(61)	(129)	(46)
Net increase (decrease) in cash, cash equivalents and restricted cash	34,589	(40,741)	63,397	(54,857)

Cash, cash equivalents and restricted cash at beginning of period	161,044	172,977	132,236	187,093

Cash, cash equivalents and restricted cash at end of period	$195,633	$132,236	$195,633	$132,236

GAAP to non-GAAP Reconciliations

	Same Store Reconciliation – FY23 vs. FY19				Same Store Reconciliation – FY23 vs. FY22
(in thousands)	4Q FY19	4Q FY23	FY19	FY23	4Q FY22	4Q FY23	FY22	FY23
Total Revenue - Reported	$155,494	$239,420	$672,175	$1,058,790	$267,717	$239,420	$911,705	$1,058,790
less: Non-Center Related (including Closed Centers)	(6,344)	(5,545)	(28,387)	(21,613)	(7,868)	(5,545)	(25,287)	(21,613)
less: Service Revenue	—	(4,088)	—	(21,019)	(14,796)	(4,088)	(14,796)	(21,019)
less: 53rd Week / Calendar Shift	—	—	—	—	(20,663)	—	(20,663)	—
Total Bowling Center Revenue	$149,150	$229,787	$643,788	$1,016,158	$224,390	$229,787	$850,959	$1,016,158

less: Acquired Revenue	(1,382)	(38,729)	(17,419)	(189,715)	(168)	(11,406)	(47,168)	(109,737)

Normalized Calendar Same Store Revenue	$147,768	$191,058	$626,369	$826,443	$224,222	$218,381	$803,791	$906,421

% Year-over-Year Change
Total Revenue – Reported		54.0%		57.5%		(10.6)%		16.1%
Total Bowling Center Revenue		54.1%		57.8%		2.4%		19.4%
Normalized Calendar Same Store Revenue		29.3%		31.9%		(2.6)%		12.8%

	Adjusted EBITDA Reconciliation
	Three Months Ended		Twelve Months Ended
(in thousands)	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Consolidated
Revenue	$239,420	$267,717	$1,058,790	$911,705
Net income (loss) - GAAP	$146,220	$6,943	$82,048	$(29,934)
Net income (loss) margin	61.1%	2.6%	7.7%	(3.3)%
Adjustments:
Interest expense	32,095	25,359	112,160	94,460
Income tax (benefit) expense	(85,528)	5,399	(84,243)	(690)
Depreciation, amortization and impairment charges	31,693	30,018	117,281	108,505
Share-based compensation	3,851	3,860	15,742	50,236
Closed center EBITDA (1)	1,692	51	3,319	1,480
Foreign currency exchange (gain) loss	(128)	(26)	(53)	5
Asset disposition gain	(70)	(2,355)	(2,240)	(4,109)
Transactional and other advisory costs (2)	6,804	2,762	23,635	43,512
Changes in the value of earnouts and warrants (3)	(73,406)	8,644	85,352	52,789
Other, net (4)	1,270	1,737	1,343	121
Adjusted EBITDA	$64,493	$82,392	$354,344	$316,375
Adjusted EBITDA Margin	26.9%	30.8%	33.5%	34.7%
(1)The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated.
(3)The adjustment for changes in the value of earnouts and warrants is to remove of the impact of the revaluation of the earnouts and warrants. As a result of the Business Combination, the Company recorded liabilities for earnouts and warrants. Changes in the fair value of the earnout and warrant liabilities are recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact. The adjustment also includes realized costs associated with the settlement of warrants during past reporting periods.
(4)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business and (ii) other individually de minimis expenses. Certain prior year amounts have been reclassified to conform to current year presentation.

Contacts:
For Media:
Bowlero Corp. Public Relations
PR@BowleroCorp.com
For Investors:
Bowlero Corp. Investor Relations
IRSupport@BowleroCorp.com

Ashley DeSimone
Ashley.DeSimone@icrinc.com